EXHIBIT 17(a)

                              [FORM OF PROXY CARD]

                              FOUNDERS FUNDS, INC.
                             FOUNDERS FRONTIER FUND

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                 AUGUST 3, 1999

The undersigned hereby appoints Kenneth R. Christoffersen, David L. Ray, Richard
W. Sabo and Edward F. O'Keefe, and each of them, proxy for the undersigned, with the power of substitution, to vote with the same force and effect as the undersigned at the Special Meeting of Shareholders of Founders Funds, Inc. (the "Company") to be held at the offices of the Company, 2930 East Third Avenue, Denver, Colorado 80206, on Tuesday, August 3, 1999 at 3 p.m. (Mountain time) and at any adjournment thereof, upon the matter set forth below, all in accordance with and as more fully described in the Notice of Special Meeting and Proxy Statement, dated June 4, 1999, receipt of which is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR" THE PROPOSAL.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. THANK YOU.

Please sign exactly as your name appears hereon. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

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                       DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                      FOUNDERS FUNDS, INC. - FRONTIER FUND


PROPOSAL.

         To approve a Plan of Reorganization providing for (a) the acquisition of all the assets of Founders Frontier Fund by Founders Discovery Fund, another series of Founders Funds, Inc., in exchange solely for shares of Founders Discovery Fund and the assumption by Founders Discovery Fund of all of the liabilities of Founders Frontier Fund, (b) the distribution of those shares to the shareholders of Founders Frontier Fund, and (c) the subsequent termination of Founders Frontier Fund.

         FOR                 AGAINST            ABSTAIN
         [ ]                   [ ]                [ ]






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Signature [Please sign within box]     Signature (Joint Owner)        Date